EXHIBIT 10.24

ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT is made as of the 30th day of June, 2015.

BY:	VYREXIP HOLDINGS, INC. a Wyoming corporation (the “Assignor”)

IN FAVOR OF:	POWERVERDE INC., a Delaware corporation. (the “Assignee”)

WHEREAS, Assignor is the owner of the inventions disclosed in the patents listed in Exhibit A attached hereto, any patent(s) issuing from such patents and any patent(s) claiming priority thereto (the “Licensed Technology”);

WHEREAS, pursuant to a Patent License Agreement between Assignor as Licensor and Epalex Corporation (“Epalex”) as Licensee dated as of July 11, 2011, as amended as of November 24, 2013 (the “License Agreement”), Assignor has granted to Epalex an exclusive license to commercialize certain products using the Licensed Technology (the “Licensed Products”) in exchange for certain consideration payable to or on behalf of Assignor; and

WHEREAS, Assignor wishes to sell, assign, convey and transfer to Assignee all of its right, title and interest in and to the Licensed Technology and the License Agreement on the terms and conditions hereof, and Assignee is agreeable to same.

NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing recitals are true and correct and further agree as follows:

1.             DEFINITIONS.

(a)	“Agreement” means this Assignment of Intellectual Property Agreement and any schedules or appendices attached hereto and any amendments incorporated by reference herein and signed by both parties;

(b)	“Person” includes any individual, corporation, general or limited partnership, limited liability partnership, limited liability company, trust, trustee, joint venture, association, government tribunal, government agency or organization or entity of any kind;

(c)	“Assigned Intellectual Property” means all copyrights, copyright registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, improvements, designs, patents, patent applications, mask works, tradenames, trademarks, service marks, product information and data, know-how and development work-in-progress, customer lists, software, and other intellectual or intangible property that comprise or are necessary to use, develop, perfect or practice the Licensed Technology including, but not limited to, those set forth in the License Agreement, whether or not pending, applied for or issued, and whether or not filed in the United States or in other countries, including all associated goodwill;

2.             ASSIGNMENT

2.1          Assignment. The Assignor hereby transfers and assigns to the Assignee, all right, title and interest that Assignor has or may have in or to the License Agreement and the Assigned Intellectual Property, now or in the future. The foregoing assignment includes without limitation any and all (i) licenses and sublicenses (implied and otherwise) granted and obtained with respect thereto, (ii) rights thereunder, (iii) rights to protection of interests therein under the laws of all jurisdictions, (iv) associated rights for past, present and future income, royalties or other payment with respect thereto, (v) associated rights to sue for any past, present or future damages in relation to any infringement or misappropriation thereof, (vi) rights to receive assignments or transfers thereof or licenses thereto, and (vii) associated goodwill. To the extent the foregoing assignment is ineffective for any reason in connection with any item or items of Intellectual Property purported to be assigned hereby, it shall remain effective as to all other items of Intellectual Property and the Assignor hereby grants to the Assignee the exclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, worldwide right and license (including the right to sublicense through multiple tiers of sublicensees) to make, reproduce, perform, display, modify, create derivative works of, use, sell, transfer and otherwise exploit, protect and enforce all rights in and to such item or items of Assigned Intellectual Property for which the foregoing assignment is ineffective.

2.2          Assumption. Assignee herby assumes all obligations of Assignor as Licensor under the License Agreement and agrees to indemnify and hold harmless Assignor and its officers, directors, shareholders and affiliates from and against all liabilities, claims, demands, losses and expenses (including, but not limited to, reasonable attorney’s fees and expenses) arising under the License Agreement.

2.3         Waiver. To the maximum extent permitted under applicable law, Assignor hereby waives any moral rights or similar rights that Assignor has or may have in connection with the Assigned Intellectual Property.

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2.4         Further Assurances. The Assignor will promptly upon the request of the Assignee assist the Assignee, at the Assignee’s expense, in taking or causing to be taken all reasonable actions, steps and proceedings, and executing all applications, assignments, documents or other instruments, as the Assignee may reasonably require in order to vest absolute legal and beneficial ownership of the rights referred to in section 2.1 above in the Assignee or to perfect the Assignee’s title thereto anywhere in the world and (to the extent permissible under the applicable law) to procure for the Assignee (or its nominees, assignees and successors) the exclusive, unfettered, right to use and exploit the Assigned Intellectual Property, subject to the License Agreement. The Assignor agrees to assist the Assignee or its successor in interest, upon reasonable request and at Assignee’s or Assignee’s successor in interest’s expense in any pending or threatened suits or actions by third parties challenging the validity or enforceability of any rights in or to any Assigned Intellectual Property to the extent such assistance is reasonably required to effectively defend such suits or actions.

2.5         Related Assignments. The Assignor shall promptly execute and deliver separate assignments in favor of the Assignee for the purposes of recording with the United States Patent and Trademark Office, and such separate assignments and this Agreement will be construed together to effect the intent of the transfer of the Assigned Intellectual Property set forth in Section 2.1 above.

3.            PAYMENTS

3.1         Reimbursement. Immediately upon the execution of this Agreement, Assignee shall pay to Assignor’s principal Edward C. Gomez $16,116 in reimbursement of expenses paid by him on behalf of Assignor relating to the Licensed Technology.

3.2         Expanded Note. Assignor hereby assigns to Assignee all of its right, title and interest in and to the promissory note in the principal amount of $38,000 issued by Epalex to Assignor dated as of November 14, 2013 (the “Epalex Note”). Immediately upon the execution of this Agreement, Assignor shall deliver to Assignee the original Epalex Note, duly endorsed to Assignee.

3.3         Purchase Note. Immediately upon the execution of this Agreement, Assignor shall execute and deliver to Assignee a promissory note in the principal amount of $58,435.80 in the form attached as Exhibit B (the “Purchase Note”).

4.           REPRESENTATIONS AND WARRANTIES

4.1         Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee that:

(a)	it is the sole legal and beneficial owner of the Assigned Intellectual Property and related rights assigned pursuant to this Agreement and has full power and authority to enter into this Agreement;

(b)	as of the date hereof, Assignor and Assignee are in compliance in all material respects with their respective obligations under the License Agreement;

(c)	the Assignor has not previously assigned or otherwise encumbered any rights in or to the Assigned Intellectual Property rights so as to derogate from this Assignment.

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5.            GENERAL PROVISIONS

5.1          Headings and Subheadings. The inclusion in this Agreement of headings and subheadings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

5.2         Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing one gender include all genders.

5.3         Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement.

5.4         Entire Agreement. This Agreement, together with any schedules or appendices attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and there are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement.

5.5         Modification and Waiver. This Agreement may not be modified unless agreed to in writing by all of the parties hereto. No extension of any time limit granted by a party shall constitute an extension of any other time limit or any subsequent instance involving the same time limit. No consent by a party to, nor waiver of, a breach by the other party, whether express or implied, shall constitute a consent to or waiver of or excuse for any other different or subsequent breach, unless such waiver or consent is in writing and signed by the party claimed to have waived or consented. Except as otherwise provided herein, no term or provision of this Agreement shall be deemed waived and no breach excused.

5.6         Counterparts. This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, when taken together, shall constitute one and the same instrument.

5.7         Facsimile or Electronic Transmission. Each of the Assignor and Assignee shall be entitled to rely upon delivery by facsimile, pdf or other means of electronic transmission of an executed copy of this Agreement.

5.8         Survival. The parties agree that the provisions of this Agreement which are intended to survive the termination of this Agreement shall survive the termination of this Agreement and shall continue in full force and effect and be binding upon the parties.

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5.9         Enurement. This Agreement shall enure to the benefit of, and be binding upon, the Assignor and the Assignee and their respective successors, affiliates and permitted assigns.

5.10       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might govern under applicable principles of conflicts of law. Venue for any dispute arising out of this Agreement shall be exclusively in the state and federal courts located in Miami-Dade County, Florida, and each party hereby expressly submits to the personal jurisdiction of such courts and irrevocably waives any objection to the laying of venue in such courts based on forum non conveniens.

5.11       Recordings. Assignor hereby acknowledges that an executed copy of this Agreement and executed copies of any subsequent or related assignments or documents provided pursuant to section 2.5 above, may be filed with the United States Patent and Trademark Office, the United States Copyright Office or with the intellectual property authority of any other country or region, as applicable, by Assignee or its successor in interest at any time.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date above first written.

Assignor (VYREXIP HOLDINGS, INC.):		Assignee (POWERVERDE INC.):

By:	/s/ Edward C. Gomez	By:	/s/ Richard Davis
Name:	Edward C. Gomez	Name:	Richard Davis
Title:	CEO	Title:	CEO
Date:	6/23/2015	Date:	6/22/2015

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EXHIBIT A

U.S. Patent number: 6,254,853

Filing date: May 8, 1998

Issue date: Jul 3, 2001

Title: Water Soluble Pro-Drugs of Propofol

Inventors: Sheldon S. Hendler, Robert A. Sanchez, Jan Zielinski

U.S. Patent number: 6,362,234

Filing date: August 15, 2000

Issue date: March 26, 2002

Title: Water-Soluble Prodrugs of Propofol for Treatment of Migrane

Inventor: Sheldon S. Hendler

Australia	Patent Number 765569	(Application number 37894/99)
France	Patent Number 1075489	(Application number 99920385.4)
Great Britain	Patent Number 1075489	(Application number 99920385.4)
Ireland	Patent Number 1075489	(Application number 99920385.4)
Italy	Patent Number 1075489	(Application number 99920385.4)
Germany	Patent Number 69910560.9	(Application number 99920385.4)
Spain	Patent Number 99920385.4	(Application number 99920385.4)

and all priority applications, divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions thereof, and all corresponding United States and foreign filings including all filings claiming priority to any of the foregoing, and including the right, but not the obligation, to sue for past infringement.

Exhibit A-1

EXHIBIT B

PROMISSORY NOTE

$58,435.80	Miami, Florida
June 30, 2015

FOR VALUE RECEIVED, PowerVerde Inc., a Delaware corporation (the “Company”) promises to pay to the order of VyrexIP Holdings, Inc. a Wyoming corporation (the “Holder”), at such address as the Holder may designate from time to time, the principal sum of $58,435.80, together with accrued interest at the rate of 6% per annum based on a 365-day year and actual days elapsed in the period for which such interest is payable. The Company shall pay principal plus accrued interest pursuant to 10 monthly payments of $6084.84 each due on the 15th day of each month beginning on October 15, 2015. The remaining principal balance of this Note, together with all unpaid interest accrued, shall be due and payable on July 15, 2016 (the “Maturity Date”). Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

The Company may prepay all or any part of the amounts outstanding under this Note without premium or penalty.

The Company waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, performance, default or enforcement of this Note. In the event of default hereunder, the Company shall, in addition to other sums due hereunder, pay all costs and reasonable attorneys’ fees incurred in connection with any action to collect this Note at the prelitigation, pretrial, trial and appellate levels.

The principal and any interest shall be payable in lawful money of the United States of America at the address of the Holder or at such other place as the legal holder may designate from time to time in writing to the Company.

The Company shall be in default and the Holder may, by notice to the Company, declare the entire unpaid principal amount of the Note and all interest accrued and unpaid thereon due and payable, and the same shall be forthwith due and payable, if the Company fails to make any payment due hereunder within 10 days of the due date thereof, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as such debts become due, or applies for or consents to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of any substantial part of its property, or commences a case or has an order for relief or liquidation entered against it or has a custodian appointed under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and such case or order is not dismissed or stayed within 60 days.

The Holder may waive any past default hereunder and its consequences. In the case of any such waiver, the Company and the Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note, and the interest rate hereon shall not be deemed to have increased; but no such waiver shall extend to any subsequent or other default impair any right consequent thereon.

All references to the “Holder” or the “Company” shall apply to their respective heirs, successors and assigns. Notwithstanding anything herein to the contrary, this Note may not be assigned or transferred by the Company without the prior written consent of the Holder.

This Note shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed by its duly authorized officer on the day and year first above written.

POWERVERDE INC.

By:	/s/ Richard Davis
Name:	Richard Davis
Title:	CEO
6/22/2015